AGREEMENT FOR LOAN OF MINNESOTA INVESTMENT FUND

THIS AGREEMENT is made and entered into as the 6th day of October, 1999, by and between the City of Mankato, hereinafter called "City", and Winland Electronics, Inc., hereinafter called "Developer";

WITNESS TO:
WHEREAS, the City has applied to the Minnesota Department of Trade and Economic Development for a Minnesota Investment Fund Grant (MIF) and received preliminary approval for said grant; and

WHEREAS, a Grant Agreement, hereinafter called "Grant Agreement," between the Minnesota Department of Trade and Economic Development and the City has been executed and which Grant Agreement requires that the Developer, Winland Electronics, Inc., provide financing to complete the project and agree to loan terms with the City for Minnesota Investment Funds used to assist in financing the project; and

WHEREAS, all parties to this agreement agree to incorporate into this agreement by reference said MIF Grant Agreement, Grant Number CDAP-99-0013-HFY99, as is fully set forth herein word for word;

NOW, THEREFORE, it is agreed by and between the parties hereto as follows:

                                    ARTICLE 1
                                   Definitions

Section 1.1, Definitions. In this Agreement, unless a different meaning clearly appears from the context:

"City" means the City of Mankato

"Developer" means Winland Electronics, Inc.

"Bank" means Norwest Bank Minnesota South., Mankato office.

"Development Property" means the real property described as Eastwood Industrial Centre, Lot 4 & N201.9'.

"Grantor Agency" means Minnesota Department of Trade and Economic Development.

"State" means the State of Minnesota.

"Grantor Agreement" means Minnesota Department of Trade and Economic Development Grant Agreement # CDAP-99-0013-H-FY99.

"MIF" means Minnesota Investment Fund.

"Collateral" means a second mortgage on the development property specified in
Section 4.3.

"Leverage Funds* means the funds provided by or for the account of the Developer pursuant to Section 2.1.

"Project" means ________________________________________________ thereof, as generally discussed in the application for MIF funding which resulted in the Grant Agreement.

                                    ARTICLE 2
                             Financing for Projects

Section 2.1, Project Financing. The Developer shall secure from Norwest Bank Minnesota South, financing necessary to complete the project.

Section 2.2, Developer's Equity and other Financing. The Developer shall commit to $363,726 of other financing plus $100,000 of equity to be used for the completion of the project development.

Section 2.3, MIF Loan. The Grantor Agency of the State has granted to the City and the City shall loan to the Developer, MIF funds of an amount up to $150,000 according to the terms described in ARTICLE 3.

                                    ARTICLE 3
                          MIF Loan Terms and Conditions

Section 3.1, Basic Loan Terms. The principle amount of the loan of MIF funds by the City to the Developer shall not exceed $150,000. The loan shall bear interest at a rate of six (6%) percent per annum for ten (10) years. The loan terms may not be modified without prior written approval from the Grantor Agency.

Section 3.2, Prepayment. Prepayment of the loan may occur at any time during the loan without penalty.

Section 3.3, Assignment. The Developer will not sell the property or assign its rights or interests or any party therein or its right or interest in this Loan Agreement, or any part thereof. In the event the Developer sells, conveys, transfers, further mortgages or encumbers or disposes of the property, or any part thereof, or any interest therein, or agrees so to do, the Developer shall immediately pay on the Loan an amount equal to same. This shall be in addition to any other remedies at law or equity available to the city.

Section 3.4, Termination. This agreement shall automatically terminate without any notice to Developer (1) if the loan proceeds have not been disbursed to the Developer prior to December 31, 1999; or if a petition is filed against the Developer under the U.S. Bankruptcy Code, or if voluntary, such a petition is not dismissed within sixty (60) business days following such petition.

                                    ARTICLE 4
                             Default and Collateral

Section 4.1, Default. The Developer shall b e in default under this agreement upon the happening of any of the following events:

         (a) nonpayment, when due, of any amount payable on MIF loan or failure to observe or perform any terms thereof; provided such nonpayment is not remedied within ten (10) business days after written notice thereof by either the Developer or the City,
         (b) if Developer is in breach of any material respect of any obligation or agreement of the Developer under this agreement, provided Developer remains in breach in any material respect for thirty (30) business days after written notice thereof to the Developer by the City; provided, however, that if such breach shall reasonably be incapable of being cured within such thirty (30) business days after notice, and if Developer commences and diligently prosecutes the appropriate steps to cure such breach, no default shall exist so long as Developer is proceeding to cure such breach;
         (c) if any material covenant, warranty or representation of Developer shall prove to be untrue in any material respect, provided such covenant, warranty or representation of Developer remains untrue in any material respect for thirty (30) business days after written notice thereof to the Developer the City; provided, however, that if such untruth shall reasonably be incapable of being corrected within such thirty (30) business days after notice, and if Developer commences and diligently prosecutes the appropriate steps to correct such untruth, no default shall exist so long as Developer is so proceeding to correct such untruth;
         (d) if the Developer becomes insolvent or generally unable to pay debts as they mature or makes an assignment for the benefit of creditors, provided such insolvency or general inability to pay is not remedied within sixty (60) business days after written notice thereof by either Developer or the City;
         (e) entry of a final judgment against Developer where such judgment the City reasonably deems will have a material, adverse impact on Developer's ability to comply with its obligations under this agreement;
         (f) transfer by the Developer, of any part of the Collateral to any entity other than a wholly-owned subsidiary of Developer provided such is not approved in writing by the City, which approval will not be unreasonably withheld;
         (g) merger or consolidation where such merger or consolidation is not approved in writing by the City, which approval will not be unreasonably withheld; or
         (h) loss, theft, substantial damage, destruction or encumbrance of any of the Collateral, provided that such is not remedied within sixty (60) business days after written notice thereof by either Developer of the City (including, without limitation, by a pledge of insurance proceeds or by substitute Collateral satisfactory to the City);

Section 4.2, Remedies Upon Default.
         (a) In the event of a default and the failure to cure it in the time allotted therefor to commence and diligently proceed to cure such default if reasonably incapable of being cured within the time allotted therefor), the City shall have the right as its option and without demand or notice, to declare all or part of the loan (as described in Section 3.1) immediately due and payable, and in addition to the rights and remedies granted hereby, the City shall have all of the rights and remedies under the Uniform Commercial Code or any applicable law.
         (b) Developer agrees in the event of a default and the failure to cure it in the time allotted therefor, to make the Collateral available to the City. In the event of any lawsuit under this agreement reasonable attorney's fees and costs will be awarded to the prevailing party. If any notice of sale, disposition or other intended action by the City is required by law to be given to Developer, such notice shall be deemed reasonably and properly given if mailed to Developer at the Development Property or at such other address of Developer as may be shown on the City's records, at least fifteen (15) days before such sale, disposition or other intended action. Waiver of and default hereunder by the City shall not be waived of any other default, or of the same default, on a later occasion. No delays or failure by the City to exercise any right or remedy shall be a waiver of such right or remedy shall preclude other or further exercise thereof of the exercise of any other right or remedy at any other time.

Section 4.3, Collateral. The Developer shall grant to the City a second mortgage on the development property.

                                    ARTICLE 5
                          Loan Disbursement Provisions

Section 5.1, Payment Requisition Documentation and Format. Loan disbursements shall be for the construction of the addition to the existing building and in the amount of $150,000. The loan funds may be disbursed to the Developer only after the City has received from the Developer invoices for construction costs and only on a cost-sharing ratio of 30% loan funds to 70% other funds.

Section 5.2, Provision for Evidentiary materials. No disbursements of loan funds shall be made until all evidentiary materials required by the Grantor Agency have been submitted and approved by the Grantor Agency.

Section 5.3, Project Time Frame (Schedule). The time frame outlined in the MIF application pertaining to the Project shall be met by the Developer.

Section 5.4, Permanent Loan Terms. The permanent MIF loan of $150,000 shall be for a term of ten (10) years, commencing not later than ___________, 19____. The interest rate shall be six (6) percent per annum for the 120 months of the Loan period. Monthly installments will be made in the amount of $1665.31 for 120 months. In the event that less than $150,000 of loan funds are not drawn down by December 31, 1999 a revised amortization schedule shall be prepared to reflect the lower monthly payments.

Section 5.5, Leverage Funds. The leveraged funds described in the MIF application must be used for the same purposes and under the same terms, rates, and conditions as specified unless prior written consent is received from the Grantor Agency.

                                    ARTICLE 6
                       Provision Of Evidentiary Materials

Section 6.1, Provision of Evidentiary Materials. The Developer shall agree to provide to the City all evidentiary materials according to the format and timetable cited in the Grant Agreement. The City will forward said materials to the Grantor Agency and assist in expediting reviews leading to a release of MIF funds.

Section 6.2, Documentation of Use of Funds. The Developer must provide the City with necessary documentation that the MIF loan proceeds and leveraged funds have been used for the items and purposes stated in the MIF application, prior to submitting the final progress report and requesting grant closeout from the Grantor Agency.

                                    ARTICLE 7
                                Nondiscrimination

Section 7.1, Employment objective. The Developer agrees to take affirmative action to ensure that 23 new permanent jobs will be created by the Project all paying $8.00 and more hourly (excluding benefits). The Developer agrees to pay benefits of $.75 per hour and more for the positions created. If those jobs are not created by the Grantee's target date of June 30, 2001, the Developer will be required to return to the City all or a proportional share of the grant funds provided for job creation.

Section 7.2, Minnesota Statute 116J.991. Minnesota Statute 116J.991 requires that a business receiving state assistance for economic development or job growth purposes must create a net increase in jobs in Minnesota within two years of receiving the assistance. The law also requires that the government agency providing the assistance must establish wage level and job creation goals to be met by the business receiving the assistance. If Winland Electronics, Inc. fails to meet the wage level and job creation goals as set forth in Special Condition 10 of the Agreement, the business must repay the assistance to the Grantee.

Section 7.3, Employment Documentation. The Developer shall complete and provide to the City notification of employment semiannually of hiring each new employee. This notification requirement will not be necessary after June 30, 2001 provided the employment objective set forth in Section 7.1 has been met.

Section 7.4, Job Creation Documentation. The Grantee must include job creation information in each semi-annual progress report. This information shall be provided by the Developer and must include:
         (a)      permanent full-time equivalent jobs created;
         (b)      job title per job,
         (c)      date employees hired,
         (d)      hourly value of wages paid,
         (e)      value of benefits paid; and
         (f) type of benefits provided (i.e. life, dental, health insurance and retirement).

                                    ARTICLE 8
         Provision of Monitoring information Related To Project Progress

Section 8.1, Provisions of Progress Information. The developer shall agree to provide to the City information for incorporation into progress reports, as required by the Grantor Agency and as needed by the City, to monitor project implementation for compliance with grantor and local guidelines.

                                    ARTICLE 9
                                Nondiscrimination

Section 9.1, Nondiscrimination. The provisions of Minnesota Statutes, Section 181.59, which relate to civil rights and discrimination, shall be considered a part of this Agreement as though wholly set forth herein.

                                   ARTICLE 10
            Developer's Acknowledgments, Representation, and Warrants

Section 10.1, Acknowledgments. The Developer acknowledges that the City, in order to obtain funds for part of the City's activities in connection with the Project, has applied for a Minnesota investment Fund Grant (MIF) (the "Grant") to the Commissioner of the Minnesota Department of Trade and Economic Development (the "Commissioner") under the Minnesota Investment Fund Program, Business and Community Development Division, and the City will be entering into the Grant Agreement with the Commissioner setting forth the terms, conditions, and requirements as to the Grant. The Developer further acknowledges that the Developer has made certain representations and statements as to those activities of the Project to be carried out and completed by the Developer which were contained in and made part of the application for the Grant and that the Developer is designated and identified under the Grant Agreement.

A copy of the Grant Agreement shall be on file in the office of the Deputy City Manager, City of Mankato. In the event any provision of this Agreement relating to the Developer's obligations hereunder shall be inconsistent with the provisions of the Grant Agreement relating to the Developer's activities thereunder, the provisions of the Grant Agreement shall prevail.

The Developer acknowledges that nothing contained in the Grant Agreement of this Agreement, nor any act of the Commissioner or the City shall be deemed or construed to create any relationship or third-party beneficiary, principal and agent, limited or general partnership, or joint venture, or of any association or relationship involving the commissioner.

Section 10.2, Representations and warranties. Developer warrants and represents, in connection with the Grant and for the benefit of the Commissioner and the City, that:
         (a) Representations, statements, and other matters provided by the Developer relating to those activities of the Project to be Completed by the Developer, which were contained in the application for the Grant, were true and complete in all material respects as of the date of submission to the City and that such representations, statements, and other matters are true as of the date of this Agreement and there are no adverse material changes in the financial condition of the business or its shareholders.
         (b) To the best of the Developer's knowledge, no member, officer, or employee of the City or its designers or agents, no consultant, member of the governing body of the City, and no other public official of the City, who exercises or has exercised any functions or responsibilities with respect to the Project during his or her tenure shall have any interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the Project or in any activity, or benefit therefrom, which is part of this Project.
         (c) The Developer acknowledges that the Commissioner, in selecting the city as recipient of the Grant, relied in material part upon the assured completion of the Project to be carried out by the Developer, and the Developer assures the City that said Project will be carried out by the Developer.
         (d) The Developer warrants that to the best of its knowledge, it has obtained all federal, state, and local governmental approvals, reviews, and permits required by law to be obtained in connection with the Project.
         (e) The Developer warrants that it shall keep and maintain books, records, and other documents relating directly to the leveraged funds and that any duly authorized representative of the Commissioner shall, at all reasonable times, have access to and the right to inspect, copy , audit, and examine all such books, records, and other documents of the Developer until the completion of all closeout procedures respecting the MIF grant and the final settlement and conclusion of all issues arising out of the grant.
         (f) The Developer warrant that no transfer of MIF loan proceeds by the City to the Developer shall be or be deemed an assignment of the loan proceeds and the Developer shall neither succeed to any rights, benefits, or advantages of the City under the Grant Agreement, nor attain any right, privileges, authorities, or interest in or under the Grant Agreement.
         (g) The Developer warrant that it has fully complied with all applicable state and federal laws pertaining to its business and will continue said compliance throughout the terms of this Agreement. If at any time notice of noncompliance is received by the Developer, he agrees to take any necessary action to comply with the State or Federal law in question.

                                   ARTICLE 11
                            Other Special Conditions

Section 11.1, Antitrust. Developer hereby assigns to the State of Minnesota any and all claims for overcharges as to goods and/or services provided in connection with this contract resulting from antitrust violations which arise under the antitrust laws of the United States and the antitrust laws of the State of Minnesota.

Section 11.2, Workers Compensation Insurance. The Developer has obtained worker's compensation insurance as required by Minnesota Statutes, 1982, Section 176.181, Subd. 2. Developer's workers' compensation insurance information is as follows:

         (a)      Company Name:  ________________________
         (b)      Policy Number: ________________________
         (c)      Local Agent:   ________________________

Section  11.3, The Developer must comply with Minnesota Statues, Section
         290.9705 by either;
         (a) Depositing with the State, eight percent of every payment made to non-Minnesota construction contractors, where the contract exceeds $100, 000; or,
         (b) Receiving a waiver from this requirement from the Minnesota Department of Revenue.

Section 11.4, Prevailing Wage Rate. Minnesota Statutes, Section 116J.871 applies to this project. This statute requires of recipients of state assistance to pay the prevailing wage rate to laborers and mechanics at the project site. The recipient or person benefiting from the financial assistance must certify to the Commissioner of Labor and Industry that laborers and mechanics assigned prevailing wage rate is a misdemeanor and is punishable by a fine of not more than $700, or imprisonment for not more than 90 days or both. Each day a violation of this subdivision continues is a separate offense. If a subrecipient is in noncompliance with prevailing wage rate requirements, the Grantee must withhold payment of grant/loan funds to subrecipient until the Minnesota Commission of Labor and Industry indicates that the subrecipient is in compliance with the prevailing wage requirements.

Section 11.5, Business with the State of Minnesota-State Tax Laws. Notice to Developer. You are required by Minnesota Statutes, 1982, Section 2790.66, to provide your Minnesota tax identification number if you do business with the State of Minnesota. This information may be used in the enforcement of Federal and State tax laws. Supplying these numbers could result in an action to require you to file State tax returns and pay delinquent State tax liabilities. This contract will not be approved unless these numbers are provided. These numbers will be available to Federal and State tax authorities and State personnel involved in the payment of State obligations.

Winland Electronics, Inc.
Minnesota Tax ID:                   8023649
Federal Employer ID:                41-6005344

IN WITNESS WHEREOF, the City has caused this Agreement to be duly executed in its name and behalf and the Developer and Formative has caused this Agreement to be duly executed in its name and behalf as of the date first above written.

Subscribed and sworn to before                    City of Mankato

/s/ Jodi Tuchek

me, a Notary Public, on this
5th day of October,                               By /s/ illegible
1999, My Commission expires
on 1-31-2005                                      Position  Deputy City Manager

Subscribed and sworn to before                    DEVELOPER  W. K. Hankins
me, a Notary Public, on this
5th day of October,                               By /s/ W. K. Hankins
1999, My Commission expires on
1-31-2005                                         Position CEO & Chairman